Exhibit 10.1
EXECUTION VERSION
STOCKHOLDER AGREEMENT
among
RHAPSODY INTERNATIONAL INC.,
REALNETWORKS, INC.,
REALNETWORKS DIGITAL MUSIC OF CALIFORNIA, INC.,
VIACOM INTERNATIONAL INC.
and
DMS HOLDCO INC.
Dated as of March 31, 2010

i

ii

     STOCKHOLDER AGREEMENT, dated as of March 31, 2010, among RHAPSODY INTERNATIONAL INC., a Delaware corporation (the “Company”), RealNetworks, Inc., a Washington corporation (“RN Parent”), RealNetworks Digital Music of California, Inc., a California corporation (“RN Sub”), Viacom International Inc., a Delaware corporation (“MTVN Parent”), on behalf of its MTV Networks Division, and DMS Holdco Inc., a Delaware corporation (“MTVN Sub” and together with RN Sub, the “Stockholders”).
RECITALS
          WHEREAS, the Company was first formed as a limited liability company under Delaware law on August 16, 2007 under the name “Rhapsody America LLC” and was converted to a corporation under the name “Rhapsody International Inc.” by the filing of its Certificate of Conversion and Certificate of Incorporation with the Secretary of State of the State of Delaware on March 31, 2010 (the “Conversion”);
          WHEREAS, the Stockholders have entered into the Transaction, Contribution and Purchase Agreement dated as of February 9, 2010 (the “Transaction Agreement”) to effect the transfer and contribution of certain additional assets to the Company;
          WHEREAS, immediately prior to the transactions contemplated by the Transaction Agreement, RN Sub owned a 51% membership interest in the Company and MTVN Sub owned a 49% membership interest in the Company;
          WHEREAS, by virtue of the Conversion, all outstanding membership interests of the Company were converted into equity interests in the Company;
          WHEREAS, as of the date hereof, MTVN Sub owns the Company’s Class A common stock, par value $0.01 per share (“Class A Stock”) and RN Sub owns the Company’s preferred stock, par value $0.01 per share (“Preferred Stock” and together with Class A Stock, “Voting Stock”) in the amounts set forth opposite its name on Schedule A attached hereto;
          WHEREAS, pursuant to the Charter (as defined below), holders of Voting Stock shall be entitled to one vote for each share of Voting Stock held by them on all matters properly presented to the stockholders, the holders of Class A Stock and the holders of Preferred Stock voting together as one class; and
          WHEREAS, each of the parties desires to enter into this Agreement (as defined below) in order to establish certain rights and obligations of RN Sub and MTVN Sub as holders of Voting Stock;
          NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
Definitions
          Section 1.01. Certain Defined Terms. As used in this Agreement:
          “Adoption Agreement” has the meaning assigned to such term in Section 3.02(a)(i).
          “Affiliate” of any specified Person means any other Person directly or indirectly Controlling, Controlled by or under direct or indirect common Control with such specified Person; provided that the Company and its Subsidiaries shall not be deemed to be an Affiliate of any Stockholder or Parent, and provided, further, that “Affiliate”, when used with respect to MTVN Sub or MTVN Parent or any of their Affiliates, shall only mean Viacom Inc., a Delaware corporation, and any direct or indirect Subsidiaries of Viacom Inc. and shall not include any direct or indirect stockholder of Viacom Inc. or any of their Affiliates other than Viacom Inc. and any direct or indirect Subsidiaries of Viacom Inc.
          “Agreement” means this Stockholder Agreement, as it may be amended, supplemented, restated or modified from time to time.
          “Board” means the Board of Directors of the Company.
          “Business Day” means any day that is not a Saturday, a Sunday or a U.S. Federal holiday.
          “By-laws” means the By-laws of the Company, as amended or restated from time to time.
          “Charter” means the Certificate of Incorporation of the Company, as amended or restated from time to time.
          “Class A Stock” has the meaning set forth in the recitals of this Agreement.
          “Class B Stock” means the Company’s Class B common stock, par value $0.01 per share
          “Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership, membership, limited liability company, or other ownership interests, by contract or otherwise, and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.
          “Conversion” has the meaning set forth in the recitals of this Agreement.
          “Director” means any member of the Board.
          “Drag-Along Notice” has the meaning assigned to such term in Section 3.06.

          “Drag-Along Party” has the meaning assigned to such term in Section 3.06.
          “Drag-Along Price” has the meaning assigned to such term in Section 3.06.
          “Drag-Along Purchaser” has the meaning assigned to such term in Section 3.06.
          “Drag-Along Right” has the meaning assigned to such term in Section 3.06.
          “Drag-Along Terms” has the meaning assigned to such term in Section 3.06.
          “GAAP” means generally accepted accounting principles in the United States.
          “Indebtedness” means, with respect to any Person, all obligations of such Person (i) for borrowed money or funded indebtedness or issued in substitution for or exchange for borrowed money or funded indebtedness (including obligations with respect to principal, accrued interest, and any applicable prepayment charges or premiums and any unpaid fees, expenses or other monetary obligations in respect thereof); (ii) evidenced by notes, bonds, debentures, mortgages or similar instruments; and (iii) all obligations of the types described in clauses (i) and (ii) above of any other individual or entity, the payment of which is guaranteed or is subject to contingent guarantee, directly or indirectly, by such Person or is secured by a pledge, mortgage, encumbrance or other Lien of any kind or character on any property or asset of such Person (whether or not such obligation is assumed by such Person).
          “Independent Director” means a Director who (i) qualifies as an “independent director” of the Company under (a) NYSE Rule 303A(2), as such Rule may be amended, supplemented or replaced from time to time or (b) any comparable rule or regulation of a primary securities exchange or quotation system, (ii) is identified as independent upon the mutual agreement of RN Stockholder and MTVN Stockholder or (iii) is the Chief Executive Officer or the highest-ranking officer of the Company as set forth in the proviso to Section 2.01(a)(iii).
          “Initiating Stockholder” has the meaning assigned to such term in Section 3.05(a).
          “Initiator Notice” has the meaning assigned to such term in Section 3.05(a).
          “Lien” means any pledge, encumbrance, security interest, purchase option, call or similar right.
          “MTVN Designees” has the meaning assigned to such term in Section 2.01(a)(ii).
          “MTVN Music Group” has the meaning assigned to such term in the Audio Music Service Brand and Content License, Distribution and Advertising Agreement dated as of August 20, 2007, by and between MTVN Parent and the Company, as such agreement may be amended, supplemented, restated or modified from time to time.
          “MTVN Stockholder” means MTVN Sub and shall include any successor to MTVN Sub, or any assignee of MTVN Sub pursuant to Section 3.02(a)(i).

          “New Securities” has the meaning assigned to such term in Section 3.07(b).
          “Non-initiating Stockholder” has the meaning assigned to such term in Section 3.05(a).
          “Offer Price” has the meaning assigned to such term in Section 3.05(b).
          “Offered Stock” has the meaning assigned to such term in Section 3.05(a).
          “Original Stockholder” has the meaning assigned to such term in Section 3.06.
          “Other Stockholder” has the meaning assigned to such term in Section 6.13.
          “Parent” means (i) in the case of RN Sub, RN Parent, (ii) in the case of MTVN Sub, MTVN Parent, (iii) in the case of any other Stockholder, such Stockholder’s direct or indirect ultimate Controlling Person at the time such Stockholder becomes a Stockholder (except to the extent such Stockholder is an Affiliate of MTVN Parent, in which case the Parent of such Stockholder shall continue to mean MTVN Parent).
          “Participation Stockholder” has the meaning assigned to such term in Section 3.07(a).
          “Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, governmental authority or other entity.
          “Preferred Stock” has the meaning set forth in the recitals of this Agreement.
          “Public Offering” shall mean the completion of a sale of common stock pursuant to a registration statement which has become effective under the Securities Act (excluding registration statements on Form S-4, S-8 or similar limited purpose forms), in which some or all of the Common Stock or the common stock of any Subsidiary of the Company shall be listed and traded on a national exchange or on the NASDAQ National Market System.
          “Requesting Stockholder” has the meaning assigned to such term in Section 4.04.
          “Right of First Offer” has the meaning assigned to such term in Section 3.05(a).
          “RN Designees” has the meaning assigned to such term in Section 2.01(a)(i).
          “RN Stockholder” means RN Sub and shall include any successor to RN Sub, or assignee of RN Sub pursuant to Section 3.02(a)(i).
          “ROFO Notice” has the meaning assigned to such term in Section 3.05(b).
          “ROFO Notice Period” has the meaning assigned to such term in Section 3.05(b).
          “Sale Transaction” has the meaning assigned to such term in Section 3.02(b).

          “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended.
          “Stockholder” means MTVN Stockholder, RN Stockholder and any Other Stockholder.
          “Subsidiary” means, with respect to any Person, any other Person of which such Person (i) owns directly or indirectly more than fifty percent (50%) of the equity, membership interest or beneficial interest, on a consolidated basis, or (ii) owns directly or controls with power to vote, directly or indirectly through one or more Subsidiaries, shares of the equity, membership interest or beneficial interest having the power to elect more than fifty percent (50%) of the directors, trustees, managers or other officials having powers analogous to that of directors of a corporation.
          “Transaction Agreement” has the meaning set forth in the recitals of this Agreement.
          “Transfer” means, directly or indirectly, (i) to sell, transfer, assign or similarly dispose of, whether voluntarily, involuntarily or by operation of law, (ii) to enter into an agreement to vote, consent, grant a proxy or power of attorney or deposit shares into a voting trust, or the execution of a written consent, the grant of a proxy or power of attorney or the deposit of shares into a voting trust or (iii) to enter into a contract, option or other arrangement or understanding that upon consummation or foreclosure would effect a sale, transfer, assignment or similar disposition.
          “Voting Stock” has the meaning set forth in the recitals of this Agreement.
          Section 1.02. Other Definitional Provisions. (a) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.
          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
ARTICLE II
Corporate Governance
          Section 2.01. Board Composition. (a) The number of Directors constituting the Board shall be fixed at the number that is the number of Directors that RN Stockholder and MTVN Stockholder are entitled to designate in the aggregate, from time to time, pursuant to Sections 2.01(a)(i), (ii) and (iii) below which number shall initially be five (5). The Board shall be composed as follows:
     (i) (A) two (2) Directors designated for election to the Board by RN Stockholder for so long as RN Stockholder continues to own shares of Voting Stock representing at least twenty-five percent (25%) of the then outstanding shares of Voting Stock; or (B) if clause (A) is not applicable, one (1) director designated for election to the Board by RN Stockholder for so long as RN Stockholder continues to own shares of Voting Stock representing at least ten percent (10%) of the then outstanding shares of Voting Stock (in each case, the “RN Designees”); the initial RN Designees are set forth on Schedule B;
     (ii) (A) two (2) Directors designated for election to the Board by MTVN Stockholder for so long as MTVN Stockholder continues to own shares of Voting Stock representing at least twenty-five percent (25%) of the then outstanding shares of Voting Stock; or (B) if clause (A) is not applicable, one (1) director designated for election to the Board by MTVN Stockholder for so long as MTVN Stockholder continues to own shares of Voting Stock representing at least ten percent (10%) of the then outstanding shares of Voting Stock (in each case, the “MTVN Designees”); the initial MTVN Designees are set forth on Schedule C; and
     (iii) one Independent Director jointly designated by RN Stockholder and MTVN Stockholder (for so long as each of RN Stockholder and MTVN Stockholder is entitled to designate at least one Director pursuant to Sections 2.01(a)(i) and (ii)) who shall initially be the individual set forth on Schedule D hereto. If at any time RN Stockholder and MTVN Stockholder cannot agree upon the designee for Independent Director, the Independent Director shall be selected pursuant to the provision set forth in Schedule E hereto; provided, however, in the event that the existing Independent Director resigns or is removed from the Board or if the Independent Director seat is otherwise vacant, the Company’s Chief Executive Officer (excluding any Person serving as the Company’s interim Chief Executive Officer), or if the office of the Chief Executive Officer is vacant or not permanently filled, then the Company’s highest ranking officer, shall serve as the Independent Director during such interim period.
          (b) Each Stockholder agrees to vote or act by written consent with respect to (or cause to be voted or acted upon by written consent) all shares of Voting Stock then held of record by such Stockholder (x) in favor of the election to the Board of those individuals designated or nominated in accordance with Section 2.01(a) and (y) against the election to the Board of any individual not designated or nominated in accordance with Section 2.01(a); provided, however, that at the written request of either MTVN Stockholder or RN Stockholder with respect to a Director designated by such Stockholder pursuant to Section 2.01(a), each other Stockholder hereby agrees to vote or act by written consent with respect to (or cause to be voted or acted upon by written consent) all shares of Voting Stock then held of record by such Stockholder in favor of the removal from office of such Director at any meeting or upon any action by written consent called or taken for the purpose of removing such Director from office (and except as set forth in Section 2.01(d), otherwise shall not vote or act by written consent to cause the removal of such Director without cause).
          (c) In the event of any vacancy in the office of Director of an RN Designee or MTVN Designee, each Stockholder agrees to vote or act by written consent with respect to (or cause to be voted or acted upon by written consent) all shares of Voting Stock then held of record by such Stockholder in favor of the election to the Board of an individual designated in writing by RN Stockholder or MTVN Stockholder, as applicable, and against the election to the

Board of any individual not designated by RN Stockholder or MTVN Stockholder, as applicable. The Company and the Stockholders shall use their best efforts to fill any vacancies of the Board as soon as practicable following the date such vacancy is created.
          (d) If at any time there is a reduction in the number of Directors a Stockholder has a right to designate pursuant to Sections 2.01(a)(i) and (ii), such Stockholder shall use its best efforts to cause such number of its designees to resign from the Board. If a designee fails to resign in accordance with the preceding sentence, each Stockholder agrees to vote or act by written consent with respect to (or cause to be voted or acted upon by written consent) all shares of Voting Stock then held of record by such Stockholder in favor of the removal of such Director without cause. The Company and the Stockholder shall use their best efforts to cause such action to be taken as soon as practicable following the date of decrease.
          Section 2.02. Composition of Committees of the Board. The Board may from time to time designate one or more committees, each committee to consist of two (2) or more members of the Board; provided, however, that at least one RN Designee (for so long as RN Stockholder has the right to designate a Director pursuant to Section 2.01(a)(i)) and at least one MTVN Designee (for so long as MTVN Stockholder has the right to designate a Director pursuant to Section 2.01(a)(ii)) shall be entitled to representation on each committee of the Board.
ARTICLE III
Transfer of Shares
          Section 3.01. Restrictions on Transfer. (a) Each Stockholder agrees that, until December 31, 2010, it will not Transfer any shares of Voting Stock now owned or hereafter acquired by such party (or any interest therein) to any other Person, except as expressly permitted by Section 3.02.
          (b) It shall be a condition to any Transfer not prohibited by this Article III that (i) such Transfer shall comply with the provisions of the Securities Act and applicable state securities laws and (ii) no such Transfer shall require the Company to file any report or other disclosure pursuant to the Securities Act or applicable state securities laws. Until the Transfer of any Voting Stock has been registered under the Securities Act, such Voting Stock may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
          (c) It shall be a condition to any Transfer not prohibited by this Article III that no applicable law or judgment issued by any governmental entity which would prohibit such Transfer shall be in effect, and all consents of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental entity necessary for the consummation of such Transfer shall have been obtained or filed or shall have occurred, and the Company and each Stockholder agree to reasonably cooperate with the transferring Stockholder, at such transferring Stockholder’s expense, to provide such information and make such filings as shall be necessary to satisfy as promptly as practicable the foregoing conditions in connection with a proposed

Transfer; provided, however, that the Company shall not be required to make any filings pursuant to the Securities Act or any applicable state securities laws.
          Section 3.02. Permitted Transfers. (a) The following Transfers shall be permitted at any time and from time to time:
     (i) any Transfer by a Stockholder of all (but not less than all) of its Voting Stock to a wholly-owned Subsidiary of such Stockholder’s Parent so long as such transferee continues to remain so owned and executes a counterpart of this Agreement agreeing to be bound hereby to the same extent as the transferor (an “Adoption Agreement”); provided, however, that if at any time such transferee ceases to be a wholly-owned Subsidiary of such Stockholder’s Parent, then all Voting Stock held by such transferee shall be deemed to be automatically Transferred to such Parent or to another wholly-owned Subsidiary of such Parent designated by such Parent, which wholly-owned Subsidiary shall execute and deliver an Adoption Agreement; and
     (ii) any Transfer by a Stockholder with the prior written consent of each of MTVN Stockholder and RN Stockholder.
          (b) Notwithstanding anything to the contrary set forth herein, the restrictions on Transfer set forth in Section 3.01(a) shall not prohibit (i) any merger, consolidation or binding share exchange with a third party, (ii) sale or other disposition of all or substantially all of the equity securities or sale or other disposition of all or substantially all of the assets of RN Parent or MTVN Parent, or (iii) any transaction involving all or substantially all of the assets of the MTVN Music Group (each, a “Sale Transaction”); provided that (x) in the case of a Sale Transaction in which the Voting Stock of MTVN Stockholder is Transferred, the MTVN Stockholder following such Sale Transaction shall be an entity belonging to the MTVN Music Group; and (y) in the case of a Sale Transaction in which the Voting Stock of RN Stockholder is Transferred, the RN Stockholder following such Sale Transaction shall be RN Parent.
          Section 3.03. Compliance with Transfer Provisions. Any Transfer or deemed Transfer or attempted Transfer or deemed Transfer of Voting Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer or deemed Transfer on its books or treat any purported transferee of such Voting Stock as the owner of such Voting Stock for any purpose.
          Section 3.04. Legend. (a) During the term of this Agreement, each certificate evidencing Voting Stock held of record or owned by the Stockholders shall bear the following legend:
“THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND TRANSFERABLE ONLY UPON COMPLIANCE WITH THE PROVISIONS OF A STOCKHOLDER AGREEMENT, DATED AS OF MARCH 31, 2010, AMONG RHAPSODY INTERNATIONAL INC., REALNETWORKS, INC., REALNETWORKS DIGITAL MUSIC OF CALIFORNIA, INC., VIACOM INTERNATIONAL INC. AND DMS HOLDCO

INC. A COPY OF SUCH STOCKHOLDER AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF RHAPSODY INTERNATIONAL INC.”
          (b) Upon a Person ceasing to have rights and obligations under this Agreement pursuant to the terms hereof or upon termination of this Agreement, such Person may surrender to the Company any certificates held of record by such Person and bearing the legend set forth in Section 3.04(a), and upon surrender of such certificates, the Company shall reissue such certificates without such legend.
          Section 3.05. Right of First Offer. (a) Each of RN Stockholder and MTVN Stockholder and any Other Stockholder agrees that, until December 31, 2012, it will not Transfer its Voting Stock to any Person (other than pursuant to Section 3.02) without first offering to Transfer such Voting Stock to each of RN Stockholder or MTVN Stockholder, in each case so long as such RN Stockholder or MTVN Stockholder owns at least twenty-five percent (25%) of the then outstanding shares of Voting Stock (“Right of First Offer”) (such Stockholder desiring to make any such Transfer, the “Initiating Stockholder,” the subject shares that the Initiating Stockholder seeks to Transfer, the “Offered Stock,” and such Stockholder with the Right of First Offer, the “Non-initiating Stockholder”). The Initiating Stockholder shall give written notice (the “Initiator Notice”) to the Non-initiating Stockholder of its bona fide intention to sell the Offered Stock, setting forth (i) the number of shares of Offered Stock and (ii) the material terms and conditions (other than price) upon which the Initiating Stockholder proposes to Transfer the Offered Stock.
          (b) Upon receipt of the Initiator Notice, the Non-initiating Stockholder shall have a period of forty-five (45) days (“ROFO Notice Period”) to offer to purchase the Offered Stock by delivering a written notice (“ROFO Notice”) stating that it offers to purchase the Offered Stock on the terms specified in the Initiator Notice and designating the price that it is offering to pay, in cash, for the Offered Stock (“Offer Price”). A ROFO Notice shall be binding on the Non-initiating Stockholder upon delivery and irrevocable without the consent of the Initiating Stockholder. In the event that the Initiating Stockholder is an Other Stockholder, RN Stockholder and MTVN Stockholder shall each be entitled to purchase their pro rata portion of the Offered Stock; provided that, if either MTVN Stockholder or RN Stockholder elects not to exercise its Right of First Offer, the other may, at its option, offer to purchase all (but not less than all) of the Offered Stock. For purposes of this Section 3.05, “pro rata portion” is the product of (i) a fraction, the numerator of which is the number of outstanding shares of Voting Stock which RN Stockholder or MTVN Stockholder, as applicable, then owns and the denominator of which is the number of outstanding shares of Voting Stock which RN Stockholder and MTVN Stockholder then own, in the aggregate, multiplied by (ii) the number of shares of Offered Stock set forth in the Initiator Notice.
          (c) Within ten (10) Business Days after receipt of the ROFO Notice, the Initiating Stockholder shall indicate to the Non-initiating Stockholder whether the Initiating Stockholder has accepted the Non-initiating Stockholder’s offer. An acceptance shall be indicated by sending irrevocable written notice of such acceptance to the Non-initiating Stockholder, and the Non-initiating Stockholder shall then be obligated to purchase, and the Initiating Stockholder shall then be obligated to sell, the Offered Stock on the terms and conditions set forth in the Initiator Notice at the Offer Price.

          (d) If the Initiating Stockholder does not accept any offer made by the Non-initiating Stockholder or if the Non-initiating Stockholder does not deliver a ROFO Notice in accordance with this Section 3.05, the Initiating Stockholder may, during the ninety (90)-day period following the expiration of the ROFO Notice Period and subject to the restrictions on Transfer contained in this Article III, enter into an agreement for the Transfer of all (but not less than all) Offered Stock with any Person (i) for a price, in cash, that is greater than the Offer Price and (ii) otherwise, on terms not more favorable in any material respect to the purchaser than those specified in the Initiator Notice.
          (e) If the Initiating Stockholder does not enter into an agreement for the Transfer of the Offered Stock within such ninety (90)-day period, the Right of First Offer provided hereunder shall be deemed to be revived and such Offered Stock shall not be Transferred unless first reoffered to the Non-initiating Stockholder in accordance with this Section 3.05. Notwithstanding the foregoing, the Initiating Stockholder shall not propose to Transfer the Offered Stock more than once in any twelve-month period.
          (f) The closing of the purchase and sale of any Offered Stock to be acquired by the original transferee named in the ROFO Notice shall be held at the offices of the Company on such date and time as the parties may agree but in all events within thirty (30) days following termination of the ROFO Notice Period (which thirty (30)-day period shall be extended solely to the extent needed to obtain any required governmental approvals). At the closing of such purchase and sale, the Initiating Stockholder shall deliver an assignment agreement transferring such Offered Stock, duly executed, free and clear of any Liens, against delivery of the purchase price therefor. Each party shall bear its own expenses in connection with a purchase and sale pursuant to this Section 3.05.
          Section 3.06. Drag-Along Right. In the event that RN Stockholder (for so long as such Stockholder owns at least twenty-five percent (25%) of the then outstanding shares of Voting Stock) and MTVN Stockholder (for so long as such Stockholder owns at least twenty-five percent (25%) of the then outstanding shares of Voting Stock) (for purposes of this Section 3.06, each, an “Original Stockholder”) shall have jointly entered into an agreement with any Person (such Person, a “Drag-Along Purchaser”) regarding the Transfer of all of their Voting Stock, an Original Stockholder shall be entitled, at its option, to require each Stockholder holding less than ten percent (10%) of the then outstanding shares of Voting Stock (the “Drag-Along Party”) to include all of its Voting Stock in such sale (the “Drag-Along Right”). The Drag-Along Right shall be exercised by written notice (the “Drag-Along Notice”) to the Drag-Along Party, at least thirty (30) days prior to closing of the proposed Transfer, of the identity of the Drag-Along Purchaser, the consideration offered for the transferring Stockholder’s Voting Stock (the “Drag-Along Price”), the terms of the Drag-Along Purchaser’s financing (if any and if known), the anticipated date of closing of the proposed Transfer and any other material terms and conditions of the proposed Transfer (the “Drag-Along Terms”). The Drag-Along Party shall be obligated to sell all of its Voting Stock to the Drag-Along Purchaser on the Drag-Along Terms at a price equal to the product of (x) the ratio of the percentage of ownership of Voting Stock then outstanding of the Drag-Along Party over the percentage of ownership of Voting Stock then outstanding of the transferring Stockholder and (y) the Drag-Along Price; provided, however, that the holders of shares of Preferred Stock shall be entitled to be paid the amount determined pursuant to Section 3(c) of Article IV of the

Charter to the extent applicable. At the closing of such Transfer (which anticipated date, place and time shall be designated in the Drag-Along Terms), the Drag-Along Party shall deliver an assignment agreement transferring all of its Voting Stock, duly executed, free and clear of any Liens, against delivery of the purchase price therefor. Each party shall bear its own expenses in connection with a Transfer pursuant to this Section 3.06.
          Section 3.07. Preemptive Right. (a) The Company hereby grants to each of RN Stockholder and MTVN Stockholder (for purposes of this Section 3.07, each a “Participation Stockholder”), so long as it shall own at least ten percent (10%) of the then outstanding shares of Voting Stock, the right to purchase up to a pro rata portion of New Securities (as defined in paragraph (b) below) which the Company, from time to time, proposes to sell or issue following the date hereof. A Participation Stockholder’s pro rata portion, for purposes of this Section 3.07, is equal to the product of (i) a fraction, the numerator of which is the number of outstanding shares of Voting Stock which such Participation Stockholder then owns and the denominator of which is the total number of outstanding shares of Voting Stock then held by the Participation Stockholders, in the aggregate, multiplied by (ii) the number of New Securities the Company proposes to sell or issue.
          (b) “New Securities” shall mean any common stock or other equity securities of the Company whether now authorized or not, any rights, options or warrants to purchase common stock or other equity securities and any Indebtedness or preferred stock of the Company which is convertible into common stock or other equity securities (or which is convertible into a security which is, in turn, convertible into common stock or other equity securities); provided that the term “New Securities” does not include (i) Indebtedness of the Company which is not by its terms convertible into common stock; (ii) common stock issued as a stock dividend to all holders of Voting Stock and Class B Stock pro rata or upon any subdivision or combination of shares of common stock; (iii) common stock, or other equity capital exchangeable for or convertible into shares of common stock, issued to any employee or director and approved by the Board and any employee or director stock options approved by the Board; (iv) common stock issued for the acquisition of another corporation or other entity by the Company by stock purchase, merger, purchase of substantially all assets or other reorganization approved by the Board; (v) the issuance of common stock upon the exercise or conversion of any rights, options or warrants to purchase common stock outstanding prior to the issuance of New Securities; and (vi) common stock issuable in a Public Offering; and provided, further, that if any “New Securities” include common stock and other equity securities coupled as a package, “New Securities” shall mean the package of securities and not each class of securities individually.
          (c) In the event the Company proposes to issue New Securities, the Company shall give each Participation Stockholder written notice of such proposal, describing the type of New Securities and the price and the terms upon which the Company proposes to issue the same. For a period of fifteen (15) Business Days following the delivery of such notice by the Company, the Company shall be deemed to have irrevocably offered to sell to each Participation Stockholder its pro rata share of such New Securities for the price and upon the terms specified in the notice. Each Participation Stockholder may exercise its rights of participation hereunder by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. Each Participation Stockholder shall also be entitled to indicate a desire to purchase all or a portion of any New Securities remaining after such pro rata allocation. If, as a result of such oversubscription right, such oversubscriptions exceed the total number of New Securities available in respect of such oversubscription right, the oversubscribing Participation Stockholders shall be cut back with respect to their oversubscriptions on a pro rata basis (based on the number of outstanding shares of Voting Stock held by them at such time) or as they may otherwise agree among themselves.
          (d) In the event that the Participation Stockholders fail to commit to purchase all of such New Securities within said fifteen (15)-Business Day period, the Company shall have ninety (90) days thereafter to sell the New Securities with respect to which the right of participation was not exercised, at a price and otherwise upon terms no more favorable to the purchasers thereof than specified in the Company’s notice given pursuant to Section 3.07(c).
          (e) The closing for any such issuance shall take place as proposed by the Company with respect to the New Securities to be issued (but in no event sooner than fifteen (15) Business Days after notice is given to each Participation Stockholder), at which closing the Company shall deliver certificates for the New Securities in the respective names of the purchasing Stockholders against receipt of payment therefor. Each party shall bear its own expenses in connection with any such issuance pursuant to this Section 3.07.
ARTICLE IV
Additional Covenants
          Section 4.01. Actions Requiring Consent. For so long as RN Stockholder owns shares of Voting Stock of the Company representing at least twenty-five percent (25%) of the then outstanding shares of Voting Stock, without the approval of RN Stockholder, and for so long as MTVN Stockholder owns shares of Voting Stock of the Company representing at least twenty-five percent (25%) of the then outstanding shares of Voting Stock, without the approval of the MTVN Stockholder, no action shall be taken by the Company or any Subsidiary thereof, or any director, officer, agent or employee of the Company or its Subsidiaries, which would cause or permit any:
          (a) amendment, modification, termination or waiver of any provision the Charter or By-laws, including any increase or decrease in the number of authorized shares of any class of the Company’s stock;
          (b) issuance, sale, repurchase or retirement of any equity security or options or rights to acquire any equity security of the Company or any Subsidiary of the Company, including all terms and conditions in respect thereof; provided that this provision shall not apply with respect to issuances pursuant to the Company’s equity compensation plan of up to 34,000,000 shares of Class B Stock;
          (c) incurrence or material modification of any Indebtedness of the Company or any Subsidiary of the Company, in the aggregate, in excess of $10 million in any fiscal year;
          (d) (i) merger, consolidation, share exchange or sale (in one or a related series of transactions) of all or substantially all of the assets of the Company and any Subsidiary of the Company or (ii) sale or acquisition (in one or a related series of transactions) by the Company or any Subsidiary of the Company of any businesses with a sale or acquisition price in excess of $10 million;
          (e) dissolution, liquidation, bankruptcy or reorganization of the Company or any Subsidiary of the Company;
          (f) change in the terms, designations, powers, classification, preferences or other special rights, or the qualifications, limitations or restrictions, of equity securities of the Company;
          (g) entrance into any transaction with (i) any Director or officer of the Company, (ii) RN Stockholder or any of its Affiliates, employees, directors or officers or (iii) MTVN Stockholder or any of its Affiliates, employees, directors or officers;
          (h) a Public Offering of the Company or any Subsidiary thereof or any successor entity thereof; or
          (i) entrance into any contract or taking of any action for the purpose of effecting any of the foregoing.
          Section 4.02. Registration Rights. In the event of a proposed initial Public Offering of the securities of the Company or any of its Subsidiaries or successors thereof, the parties agree to negotiate in good faith a customary registration rights agreement.
          Section 4.03. Information Rights. From and after the date hereof, for so long as MTVN Stockholder or RN Stockholder holds at least seven and one half percent (7.5%) of the then outstanding shares of Voting Stock, such Stockholder shall be entitled to receive from the Company the following information:
          (a) as soon as available after the end of each fiscal year of the Company, and in any event within fifty (50) days after the end of each fiscal year of the Company, an audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and audited consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such year, certified by certified public accountants of established national reputation selected by the Company, which shall initially be KPMG LLP, and prepared in accordance with GAAP;
          (b) as soon as available after the end of each fiscal quarter of the Company (other than the fourth quarter), and in any event within thirty (30) days after the end of each fiscal quarter of the Company (other than the fourth quarter), an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and unaudited consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter, prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of notes thereto); and
          (c) as soon as available after the end of each calendar month and in any event (i) within five (5) Business Days thereafter, a preliminary unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such month, and preliminary unaudited consolidated statement of income of the Company and its Subsidiaries for such month, prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of notes thereto), (ii) within ten (10) Business Days thereafter, a final unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such month, and final unaudited consolidated statement of income of the Company and its Subsidiaries for such month, prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of notes thereto) and (iii) within twenty (20) days thereafter, a summary of the Company’s financial performance not to exceed one page in length in a form to be mutually agreed upon by the Company and the recipients promptly following execution of this Agreement.
          Section 4.04. Annual Audit. For so long as either MTVN Parent or RN Parent are required to include the Company’s audited financial statements in its filings or other reports with the U.S. Securities and Exchange Commission, each of MTVN Stockholder and RN Stockholder (the “Requesting Stockholder”) may, in the event that such Requesting Stockholder reasonably believes that the Company will not provide an audited consolidated balance sheet of the Company and its Subsidiaries within fifty (50) days of the end of any fiscal year of the Company as required by Section 4.03(a), at its sole option, elect to engage on behalf of the Company an auditor to perform an audit on the Company’s financial statements for such fiscal year, a copy of which shall be delivered to each of MTVN Stockholder and RN Stockholder. The Requesting Stockholder shall pay for the fees and expenses of such audit; provided, that if both MTVN Stockholder and RN Stockholder are required to include the Company’s audited financial statements in its filings with the U.S. Securities and Exchange Commission, each shall pay for one-half of the total fees and expenses of the audit. The Company shall, and shall cause its officers, directors, employees and other agents to, cooperate with the auditor engaged by the Requesting Stockholder in connection with the preparation of such audit, including by affording such auditor access at all reasonable times to the Company’s officers, employees, legal counsel, properties, offices, plants and other facilities and to all books and records of the Company.
          Section 4.05. Access Rights. The Company shall, and shall cause its officers, directors, employees, auditors and other agents to, in the case of RN Stockholder, until such time as RN Stockholder shall cease to each own at least seven and one half percent (7.5%) of the then outstanding shares of Voting Stock and, in the case of MTVN Stockholder, until such time as MTVN Stockholder shall cease to each own at least seven and one half percent (7.5%) of the then outstanding shares of Voting Stock, (a) afford the officers, employees, auditors and other agents of RN Stockholder and/or MTVN Stockholder, as applicable, during normal business hours and upon notice, access at all reasonable times to the Company’s officers, employees, auditors, legal counsel, properties, offices, plants and other facilities and to all books and records of the Company, and (b) afford RN Stockholder and/or MTVN Stockholder, as applicable, the opportunity to discuss the Company’s affairs, finances and accounts with the Company’s officers from time to time as each such Stockholder may reasonably request.

ARTICLE V
Term
          Section 5.01. Term. This Agreement shall become effective on the date hereof and shall continue in effect until the earlier to occur of (a) an initial Public Offering of the Company and (b) such time as, pursuant to Transfers of Voting Stock permitted herein, there are not at least two Stockholders subject to the terms and conditions hereof; provided, however, that the rights and obligations of each Stockholder under this Agreement shall terminate as to such Stockholder upon the Transfer of all (but not less than all) Voting Stock owned by such Stockholder (so long as such Transfer is in accordance with the provisions of this Agreement).
ARTICLE VI
General Provisions
          Section 6.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including a facsimile or similar writing) and shall be given to such party at the address or facsimile number set forth below or as such party shall hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (i) if given by facsimile, at the time such facsimile is transmitted and the appropriate confirmation is received (or, if such time is not during a Business Day, at the beginning of the next such Business Day), (ii) if given by mail, five (5) Business Days (or (x) if by overnight courier, one (1) Business Day, or (y) if to an address outside the United States, seven (7) Business Days) after such communication is deposited in the mails with first-class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified pursuant to this Section 6.01.
          (i) if to the Company, to:
Rhapsody International Inc.
2601 Elliott Avenue
Seattle, Washington 98121
Phone: 206-674-2700
Email: jirwin@real.com
Attention: Chief Operating Officer
          (ii) if to RN Sub or RN Parent, to:
2601 Elliott Avenue
Suite 1000
Seattle, WA 98121
Phone: 206-674-2700
Email: bkimball@real.com
Attention: Robert Kimball

with a copy to:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Phone: 212-310-8000
Fax: 212-310-8007
Email: ted.waksman@weil.com and steven.peck@weil.com
Attention: Ted S. Waksman and Steven M. Peck
          (iii) if to MTVN Sub or MTVN Parent, to:
1515 Broadway
New York, NY 10036
Phone: 212-258-6070
Fax: 212-258-6099
Email: michael.fricklas@viacom.com
Attention: Michael D. Fricklas
with a copy to:
Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Phone: 212-474-1000
Fax: 212-474-3700
Email: fsaeed@cravath.com
Attention: Faiza J. Saeed
          (iv) if to any Other Stockholder, to such address as set forth on Schedule F.
          Section 6.02. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
          Section 6.03. Integration. This Agreement, the Transaction Agreement, the Transaction Documents (as defined in the Transaction Agreement) and all other written agreements contemporaneously entered into herewith by the parties constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior agreements and understandings of the parties in connection herewith, and no covenant, representation or condition not expressed in this Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.
          Section 6.04. No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of all the parties hereto and their successors and assigns, and their legal representatives. No Stockholder may assign this Agreement or any of its rights, interests or obligations in connection with a Transfer of Voting Stock hereunder except to the extent such rights, interests and obligations relate to Voting Stock and the Transfer of such Voting Stock is in accordance with this Agreement and is provided for or contemplated herein.
          Section 6.05. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. The Company and each of the Stockholders, by its, his or her execution hereof, (i) hereby irrevocably submit to the exclusive jurisdiction of the state and Federal courts located within the borough of Manhattan of the City, County and State of New York for the purposes of any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waive, to the extent not prohibited by applicable law, and agree not to assert by way of motion, as a defense or otherwise, in any such claim or action, any claim that it, he or she is not subject personally to the jurisdiction of the above-named courts, that its, his or her property is exempt or immune from attachment or execution, that any such proceeding brought in the above-named courts is improper or that this Agreement or the subject matter hereof may not be enforced in or by such courts and (iii) hereby agree not to commence any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof other than before the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such claim or action to any court other than the above-named courts whether on the grounds of inconvenient forum or otherwise. The Company and each of the Stockholders hereby consent to service of process in any such proceeding, and agree that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.01, is reasonably calculated to give actual notice.
          Section 6.06. Severability. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid; provided, however, that in such case the Stockholders shall endeavor to amend or modify this Agreement to achieve to the extent reasonably practicable the purpose of the invalid provision or provisions.
          Section 6.07. Amendment. Any amendments, modifications, supplements, restatements to or waivers of, or the termination of, this Agreement shall require the consent of (i) RN Stockholder, for so long as RN Stockholder has a right to designate at least one Director pursuant to Section 2.01(a)(i); (ii) MTVN Stockholder, for so long as MTVN Stockholder has a right to designate at least one Director pursuant to Section 2.01(a)(ii); and (iii) the Company; provided that no such amendment, modification, supplement, restatement, waiver or termination shall have a disproportionate and materially adverse effect on the interests of a party hereunder or thereunder without the written consent of such party so affected.
          Section 6.08. Headings. The titles of the sections and subsections of this Agreement are for convenience of reference only and shall not be interpreted to limit or amplify the provisions of this Agreement.

          Section 6.09. Waiver of a Jury Trial. Each of the parties to this Agreement irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement.
          Section 6.10. Enforcement. (a) Each party hereto acknowledges that the other parties would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements of any of the other parties in this Agreement were not performed in accordance with its terms, and it is therefore agreed that each party hereto, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such actual or potential breach and enforcing specifically the terms and provisions hereof, and each party hereto hereby waives (i) any and all defenses they may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief and (ii) the need to post any bond that may be required in connection with the granting of such an injunction or other equitable relief.
          (b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.
          Section 6.11. Waiver. No failure by any party to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement or to exercise any right or remedy consequent upon a breach of such or any other covenant, agreement, term or condition shall operate as a waiver of such or any other covenant, agreement, term or condition of this Agreement. Any party by notice given in accordance with Section 6.01 may, but shall not be under any obligation to, waive any of its rights or conditions to its obligations hereunder, or any duty, obligation or covenant of any other party. No waiver shall affect or alter the remainder of this Agreement but each and every covenant, agreement, term and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach.
          Section 6.12. Confidentiality. Each Stockholder expressly acknowledges that such Stockholder may receive confidential and proprietary information relating to the Company, including information relating to the Company’s financial condition and business plans, and that the disclosure of such confidential information to a third party would cause irreparable injury to the Company. Except with the prior written consent of the Company, no Stockholder shall disclose any such information to a third party (other than on a “need to know” basis to any Affiliate or any employee, agent, representative or contractor of such Stockholder or its Affiliates), and each Stockholder shall use reasonable efforts to preserve the confidentiality of such information. The obligations of each Stockholder under this Section 6.12 shall survive the termination of this Agreement for a period of two years. Information exchanged between Stockholders shall be non-confidential unless exchanged pursuant to a separate confidentiality agreement executed between such Stockholders. Notwithstanding the foregoing, a Stockholder shall not be bound by the confidentiality obligations in this Section 6.12 with respect to any information that is currently or becomes (a) required to be disclosed by such Stockholder pursuant to applicable law (but only to the extent of such requirement), (b) publicly known or available without unlawful action or improper disclosure on the part of such Stockholder or (c) known or available to such Stockholder via legitimate means other than through or on behalf of the Company or the other Stockholders.
          Section 6.13. Other Stockholders. Subject to the restrictions on Transfers of Voting Stock contained herein and as otherwise provided on Schedule D, any Person who is not RN Stockholder or MTVN Stockholder acquiring Voting Stock (“Other Stockholder”), shall, on or before the transfer or issuance to it of Voting Stock and as a condition precedent thereto, sign an Adoption Agreement. Upon the Transfer of all (but not less than all) of the Voting Stock owned by RN Stockholder or MTVN Stockholder to an Other Stockholder, such Stockholder shall be assigned the rights, interests and obligations hereunder of RN Stockholder or MTVN Stockholder, as applicable, to the extent that RN Stockholder or MTVN Stockholder, as applicable, has rights, interests and obligations immediately prior to such Transfer. The name and address of each Other Stockholder shall be listed on Schedule F, as amended from time to time.
          Section 6.14. Publicity. Neither the Company nor any Stockholder shall issue any public release or make any press statement about the Company, its business or the transactions contemplated hereby without the consent of each Stockholder, except as otherwise required by applicable law.
          Section 6.15. Absence of Presumption. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event of ambiguity or in the event that any question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by such parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
          Section 6.16. Expenses. Each Stockholder shall be responsible for its own expenses incurred in connection with this Agreement.
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          IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date first written above.

RHAPSODY INTERNATIONAL INC.
By	/s/ Jon Irwin
	Name:	Jon Irwin
	Title:	President

[Signatures continue on the following page.]
Signature Page to the Stockholder Agreement

REALNETWORKS, INC.
By	/s/ Robert Kimball
	Name:	Robert Kimball
	Title:	President and Acting Chief Executive Officer

REALNETWORKS DIGITAL MUSIC OF CALIFORNIA, INC.
By	/s/ Robert Kimball
	Name:	Robert Kimball
	Title:	Vice President

[Signatures continue on the following page.]
Signature Page to the Stockholder Agreement

VIACOM INTERNATIONAL INC.
By	/s/ W. Keyes Hill-Edgar
	Name:	W. Keyes Hill-Edgar
	Title:	Senior Vice President & Assistant Secretary

DMS HOLDCO INC.
By	/s/ W. Keyes Hill Edgar
	Name:	W. Keyes Hill-Edgar
	Title:	Senior Vice President & Assistant Secretary

Signature Page to the Stockholder Agreement